EXHIBIT 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Cao, the Chief Executive Officer of Hemcare Health Services Inc hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the report on Form 10-Q of Hemcare Health Services Inc, for the quarterly period ended March 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Hemcare Health Serices Inc.

Date: May 14, 2015	By:	/s/ James Cao
James Cao
President and Chief Executive Officer
(Principal Executive Officer)